                        INDEPENDENT AUDITORS' CONSENT

The Board of Trustees
Oppenheimer Concentrated Growth Fund:

We consent to the use in this Registration Statement of Oppenheimer
Concentrated Growth Fund of our report dated November 21, 2002, included in the Statement of Additional Information, which is part of such Registration
Statement, and to the references to our firm under the headings "Financial
Highlights" appearing in the Prospectus, which is also part of such
Registration Statement and "Independent Auditors" appearing in the Statement of Additional Information.

                              KPMG LLP

Denver, Colorado
February 27, 2003